UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2005

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

On February 24, 2005, the Registrant's Board of Directors approved the redemption of all the outstanding rights (the "Rights") to purchase Series A Junior Preferred Stock, no par value, of the Registrant issued pursuant to the Rights Agreement dated as of November 1, 2001, between the Registrant and GEMISYS Corporation, as Rights Agent ("Rights Agreement"). One Right is attached to each outstanding share of the Registrant's common stock. The redemption is effective as of February 24, 2005 (the "Redemption Date"). From and after the Redemption Date, holders of Rights have no rights with respect thereto other than to receive a redemption payment of $0.001 per Right. The redemption payment will be paid on March 14, 2005 to shareholders of record on March 7, 2005. As a result of the redemption the Rights Agreement has terminated.

At its meeting held on February 24, 2005, the Board of Directors approved an amendment to the Registrant's Bylaws that would eliminate the classification of the Registrant's Board of Directors and require each director to stand for election on an annual basis. The amendment requires the approval of a majority of the issued and outstanding shares of the Registrant's common stock.

At its meeting held on February 24, 2005, the Board of Directors also approved an amendment to the Registrant's Articles of Incorporation to permit shareholders to exercise cumulative voting in the election of the Board of Directors. The amendment requires the approval of a majority of the issued and outstanding shares of the Registrant's common stock.

Each of the actions taken by the Board on February 24, 2005 was recommended to the Board by its Corporate Governance and Nominating Committee.

The Registrant will seek shareholder approval for the amendment to its Bylaws to eliminate the classification of the Board of Directors and the amendment to its Articles of Incorporation to permit cumulative voting at its May 26, 2005 Annual Shareholder Meeting. These provisions would then become effective for the 2006 Annual Shareholder Meeting to be held on May 25, 2006.

ITEM 8.01 Other Events

At its Board meeting held January 27, 2005, the Board of Directors approved a resolution to reduce the Board from fourteen to eleven members to become effective on or before the 2005 Annual Shareholders Meeting.

ITEM 9.01 Financial Statements and Exhibits

(C) Exhibits

99.1       Press Release dated March 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2005	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer

Index to Exhibits
Exhibit No.	Description
99.1	Press Release dated March 2, 2005. also provided in PDF format as a courtesy.